Execution Copy
			       AMENDMENT NO. 6
				     TO
	       AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

	AMENDMENT NO. 6 dated April __,
1999 to the Amended and Restated Revolving Credit
Agreement dated as of September 15, 1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit
Agreement") among Jitney-Jungle Stores of America, Inc.,
Southern Jitney Jungle Company, McCarty-Holman Co.,
Inc., Jitney-Jungle Bakery, Inc., Pump and Save, Inc.,
Interstate Jitney Jungle Stores, Inc., and Delchamps, Inc.
(each a "Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

	WHEREAS, the Borrowers have made
certain accounting adjustments for the fiscal quarters ended
March 28, 1998,  June 20, 1998 and September 12, 1998
and have requested that the Required Lenders amend the Credit Agreement as set forth herein;

	WHEREAS, the parties hereto are willing to amend Credit Agreement, on the terms and conditions hereof.

	NOW, THEREFORE, the Borrowers, the
Guarantors, the Required Lenders and the Agent hereby agree as follows:


1       SECTION CAPITALIZED TERMS.  Capitalized
terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

1       SECTION AMENDMENTS TO THE CREDIT
AGREEMENT. The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in Section 3 hereof is, hereby amended by adding the following as a new Section 7.24.:

	SECTION 7.24.   Special Accounting
    Adjustment. For the purposes of calculating the Interest Coverage Ratio and the Leverage Ratio, in each case, solely for the fiscal quarters ended March
    28, 1998,  June 20, 1998 and September 12, 1998
    the Borrowers may increase EBITDA by
    $5,300,000.

1       SECTION CONDITIONS PRECEDENT
2
	This Amendment shall become effective on such date as the following conditions have been satisfied in full or waived by the Agent in writing:

1.1     SECTION     The Agent shall have received
in form and substance satisfactory to the Agent and its
counsel:
1.2
		(a)     Counterparts of this
Amendment executed by each Borrower, each Guarantor, each Grantor and the Required Lenders shall have been delivered to the Agent.

		(b)     Such other approvals,
opinions or documents as the Agent may reasonably request.

1.1     SECTION     All representations and
warranties contained in this Amendment or otherwise made
in writing to the Agent in connection herewith shall be true and correct in all material respects.
1.2
1.3     SECTION     No unwaived Default or Event
of Default has occurred and is continuing.
1.4
1.5     SECTION     Kaye, Scholer, Fierman, Hays
& Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Amendment and the other Loan Documents and instruments in connection herewith and therewith.

1       SECTION MISCELLANEOUS
2
2.1     SECTION     Each of the Borrowers and
each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement, as amended by this Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except insofar as such representation and warranties relate expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants
(which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

	(a)             It has the corporate power and
authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

	(a)             No consent of any other person
(including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;

	(a)             This Amendment and the other
instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

	(a)             The execution, delivery and
performance of this Amendment and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any

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order or decree of any court or governmental
instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

1.1     SECTION     Nothing herein shall be
deemed to be a waiver of any covenant or agreement
contained in the Credit Agreement, and each Borrower and
each Guarantor hereby agrees that all of the covenants and
agreements contained in the Credit Agreement and the
other Loan Documents are hereby ratified and confirmed in
all respects and shall remain in full force and effect in
accordance with their respective terms.
1.2
1.3     SECTION     All references to the Credit
Agreement in the Credit Agreement or any other Loan
Document and the other documents and instruments
delivered pursuant to or in connection therewith shall mean
such Agreement as amended hereby and as each may in the
future be amended, restated, supplemented or modified
from time to time.
1.4
1.5     SECTION     This Amendment may be
executed by the parties hereto individually or in
combination, in one or more counterparts, each of which
shall be an original and all of which shall constitute one
and the same agreement.
1.6
1.7     SECTION     Delivery of an executed
counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

1.1     SECTION     This Amendment shall be
governed by, and construed and interpreted in accordance
with, the laws of the State of New York.
1.2
1.3     SECTION     The parties hereto shall, at any
time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

	      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

	IN WITNESS WHEREOF, the parties have
caused this Amendment to be executed by their respective officers thereunto duly authorized, as to the date first above written.

			     JITNEY-JUNGLE STORES OF AMERICA, INC.,
			     as Borrower and as Guarantor



			     By__________________________________
			       Name:
			       Title:


			     SOUTHERN JITNEY JUNGLE COMPANY,
			     as Borrower and as Guarantor




			     By__________________________________
			       Name:
			       Title:


			     McCARTY-HOLMAN CO., INC.,
			     as Borrower and as Guarantor




			     By__________________________________
			       Name:
			       Title:


			     JITNEY-JUNGLE BAKERY, INC.,
			     as Borrower and as Guarantor



			     By__________________________________
			       Name:
			       Title:

			     PUMP AND SAVE, INC.,
			     as Borrower and as Guarantor



			     By__________________________________
			       Name:
			       Title:



			     INTERSTATE JITNEY JUNGLE STORES, INC.,
			     as Borrower and as Guarantor


			     By__________________________________
			       Name:
			       Title:




			     DELCHAMPS, INC.,
			     as Borrower and as Guarantor




			     By_________________________________
			       Name:
			       Title:


			     JJ CONSTRUCTION CORP.,
			     as Guarantor



			     By_________________________________
			       Name:
			       Title:



			     SUPERMARKET CIGARETTE SALES, INC.,
			     as Guarantor



			     By_________________________________
			       Name:
			       Title:

			     FLEET CAPITAL CORPORATION,
			     as Agent




			     By_________________________________
			       Name:
			       Title:




			     FLEET CAPITAL CORPORATION,
			     as Lender



			     By_________________________________
			       Name:
			       Title:


			     PNC BANK, NATIONAL ASSOCIATION,
			     as Lender



			     By_________________________________
			       Name:
			       Title:


			    HELLER FINANCIAL INC.,
			    as Lender



			    By__________________________________
			      Name:
			      Title:


			    IBJ WHITEHALL BUSINESS CREDIT CORP.,
			    as Lender



			    By_________________________________
			      Name:
			      Title:

			    NATIONAL BANK OF CANADA, a Canadian
			    Chartered Bank, as Lender



			    By_________________________________
			      Name:
			      Title:



			    NATIONAL BANK OF CANADA, a Canadian
			    Chartered Bank, as Lender



			    By_________________________________
			      Name:
			      Title:


			    NATIONAL CITY BANK, as Lender



			    By_________________________________
			      Name:
			      Title:


			    DEUTSCHE FINANCIAL SERVICES CORPORATION, as Lender



			    By__________________________________
			      Name:
			      Title:


			    FLEET BANK, N.A.,
			    as a Letter of Credit Issuer



			    By__________________________________
			      Name:
			      Title: